Exhibit 10.h

FIRST AMENDMENT TO THE AMENDED AND RESTATED

MASCO CORPORATION RETIREMENT BENEFIT

RESTORATION PLAN AS AMENDED AND RESTATED

DECEMBER 22, 2010

Pursuant to authority granted to the undersigned by the Organization and Compensation Committee of the Company’s Board of Directors, and pursuant to the Company’s power to amend the subject Plan reserved in the Plan’s Section 7.1, the Plan is hereby amended as follows, effective February 6, 2012:

1) The following sentence is added to definition 9.10 Gross-Up Amount: “Notwithstanding the foregoing, no Gross-Up Amount or Payment with respect thereto shall be due, payable or paid hereunder with respect to any payment or distribution by Masco to or for an employee’s benefit, whether paid, distributed, payable or distributed or distributable pursuant to the terms of this Plan, any stock option or stock award plan, retirement plan or otherwise for (i) benefits accrued under this Plan on or after February 6, 2012, (ii) stock options, stock awards, or other awards or payments made on or after February 6, 2012 under any stock or incentive plan of the Company, or (iii) any other retirement plan or other benefits accruing on or after February 6, 2012.”

Signed this 6th day of February, 2012.

MASCO CORPORATION

BY:	/s/ John G. Sznewajs
John G. Sznewajs
Its Vice President, Treasurer and Chief Financial Officer